UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 5, 2015 (October 30, 2015)

KMG Chemicals, Inc.

(Exact name of registrant as specified in its charter)

TEXAS	001-35577	75-2640529
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9555 W. Sam Houston Pkwy S., Suite 600, Houston, Texas		77099
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 713-600-3800

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On November 5, 2015, KMG Chemicals Inc. filed a current report on Form 8-K (the “Original Form 8-K”). This Amendment No. 1 on Form 8-K/A is being filed solely to change the Item number pursuant to which the information contained in Item 3.02 of the Original Form 8-K was filed.  The information was incorrectly filed under Item 3.02 instead of Item 3.01.  Item number 3.02 is hereby deleted in its entirety and replaced with the following Item 3.01.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 5, 2015, KMG Chemicals, Inc. (the “Company”) issued a press release updating the status of its Form 10-K filing. Because the Company did not timely file its Annual Report on Form 10-K for the fiscal year ended July 31, 2015, it received a notice from the New York Stock Exchange (the “NYSE”) on October 30, 2015 indicating that the Company is not in compliance with the timely filing criteria established in Section 802.01E of the NYSE Listed Company Manual.

The Company is continuing to work to complete its testing and review of internal controls for financial reporting in order to file its Annual Report on Form 10-K. The filing will be made as promptly as practicable after that work is completed, and the Company expects to regain compliance with all NYSE listing requirements following the filing of the Form 10-K.

Additionally, there will be no change in the financial results that were reported in the Company’s earnings release issued on October 14, 2015 when the Form 10-K is filed. The release was previously furnished as Exhibit 99.1 to the Company’s report on Form 8-K filed on October 14, 2015.

A copy of the press release is filed as Exhibit 99.1 to this report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release, dated November 5, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KMG Chemicals, Inc.

By:	/s/ Roger C. Jackson	Date: November 5, 2015
Roger C. Jackson
Vice President and General Counsel